                                                                     Exhibit 3.9

                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PRIMEDIA INTERTEC CORPORATION", CHANGING ITS NAME FROM "PRIMEDIA INTERTEC CORPORATION" TO "INTERTEC PUBLISHING CORPORATION", FILED IN THIS OFFICE ON THE NINTH DAY OF APRIL, A.D. 1999, AT 4 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDED OF DEEDS.



2198100   8100                 [SEAL]        /s/ Edward J. Freel
                                        ----------------------------------------
991141227                               Edward J. Freel, Secretary of State

                                        AUTHENTICATION:  9682453

                                        DATE:            04-13-99
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

      PRIMEDIA Intertec Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation").

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable a proposed amendment to the Certificate of Incorporation of said Corporation:

            RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the First Article so that, as amended, said Article shall be and read as follows: "The name of the Corporation is Intertec Publishing Corporation".

      SECOND: That by written consent, filed with the minutes of the Corporation, the sole stockholder approved said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment to the Corporation's Certificate of Incorporation was duly adopted in accordance with the applicable provisions of
Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said PRIMEDIA Intertec Corporation has caused this Certificate to be executed by Beverly C. Chell its authorized officer, on this 8th day of April, 1999.

                                        By: /s/ Beverly C. Chell
                                           ----------------------------
                                                Beverly C. Chell
                                                  Secretary